Exhibit 10.2
FIRST AMENDMENT TO OFFER TO PURCHASE
     THIS FIRST AMENDMENT TO OFFER TO PURCHASE (this “Amendment”) is made and entered into as of the 29th day of November, 2007, by and between TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company (hereinafter referred to as “Buyer”) and AURORA MEDICAL GROUP, INC., a Wisconsin non-stock corporation (hereinafter referred to as “Seller”).
RECITALS:
     A. Seller and Buyer entered into that certain Offer to Purchase dated as of November 21, 2007 (the “Agreement”).
     B. An affiliate of Seller, Aurora Health Care, Inc., executed on line 315 of the Agreement, but the Seller signed the Rider that also comprises part of the Agreement, and the parties desire to acknowledge Aurora Medical Group, Inc. as the Seller and to ratify the Agreement.
     C. Buyer and Seller hereby desire to amend the Agreement as set forth below.
     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Seller and Buyer hereby agree as follows:
     1. Aurora Medical Group, Inc. is deemed the “Seller” under the Agreement for all purposes and by its execution of this Amendment ratifies and confirms the Agreement.
     2. The Section of the Agreement beginning on line 35 of the Agreement, which is entitled “Leased Property” is hereby amended by adding the following at the end of the Section:
     “The initial Base Rent (as defined in the lease) under each lease shall be as follows:
(i)	Greenville — $79,103.00

(ii)	Suamico — $180,121.00

(iii)	Kiel — $184,538.00

(iv)	Plymouth — $1,687,806.00

(v)	Waterford — $457,860.00

(vi)	Wautoma — $394,650.00

     3. Buyer acknowledges and agrees that the Condition Precedent to Buyer’s obligation to close the transaction set forth in Section I(3) of the Rider to the Agreement has been satisfied and is deleted.
     4. Except as expressly modified herein, the Agreement shall remain unmodified and in full force and effect. Capitalized terms not defined herein shall have the same meaning as in the Agreement.
     5. Seller and Buyer agree that this Amendment may be transmitted between them by facsimile machine or email. The Seller and Buyer intend that faxed or emailed signatures shall constitute original signatures and that a faxed or emailed version of this Amendment containing the signature (original, faxed or emailed) of Seller and Buyer shall be counterparts, each of which will constitute an original and all of which shall comprise the entire Amendment.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, Buyer and Seller have caused this Amendment to be executed, as of the day and year first above written.
     SELLER:

Aurora Medical Group, Inc. A Wisconsin non-stock corporation
By:	/s/ Robert O'Keefe
	Name:	Robert O'Keefe
	Title:	VP - Treasury

     BUYER:

TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company
By:	/s/ Jeff Hanson
	Name:	Jeff Hanson
	Title:	Chief Investment Officer
	Date:	11/29/07